Filed Pursuant to Rule 424(b)(3)

Registration No. 333-198782

PROSPECTUS

Sophiris Bio Inc.

$100,000,000

Common shares

Preferred shares

Warrants

From time to time, we may offer up to $100,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common shares trade on the NASDAQ Global Market, or NASDAQ, under the ticker symbol “SPHS”. On October 2, 2014, the last reported sale price per common share was $2.97 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 3, 2014.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
FINANCIAL RATIOS	6
USE OF PROCEEDS	6
DESCRIPTION OF SHARE CAPITAL	7
DESCRIPTION OF WARRANTS	9
MATERIAL DIFFERENCES BETWEEN THE BCBCA AND THE DGCL	11
LEGAL OWNERSHIP OF SECURITIES	14
PLAN OF DISTRIBUTION	18
LEGAL MATTERS	20
EXPERTS	20
WHERE YOU CAN FIND MORE INFORMATION	20
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	20
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY	21

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

          Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

i

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, as used in this prospectus, the terms “Sophiris,” “the Company,” “we,” “us” and “our” refer to Sophiris Bio Inc.

Company Overview

We are a clinical-stage biopharmaceutical company focused on developing innovative products for the treatment of urological diseases. We are headquartered in San Diego, California and our common shares currently trade on the NASDAQ Global Market, or the NASDAQ.

We are currently developing PRX302 as a treatment for the symptoms of benign prostatic hyperplasia, or BPH, commonly referred to as an enlarged prostate. PRX302 is designed to be a convenient treatment for the symptoms of BPH that is safer and less invasive than surgery and more effective and better tolerated than currently approved pharmaceutical therapies. In our Phase 2b clinical trial, we saw significant symptom relief from a single treatment of PRX302 that was sustained throughout the follow-up period of 12 months, and there were no drug-related erectile dysfunction or cardiovascular side effects reported.

On September 2, 2014, we announced that we had completed enrollment in a Phase 3 trial of PRX302 (topsalysin) as a treatment for lower urinary tract symptoms of BPH. The randomized, double-blind and vehicle-controlled study will assess the safety and efficacy of a single intraprostatic injection of PRX302 (0.6 µg/g prostate) for the treatment of BPH. The primary endpoint is the International Prostate Symptom Score (IPSS) total score change from baseline over 52 weeks. Secondary endpoints include Qmax (maximum urine flow) change from baseline (maximum urine flow) over 52 weeks.

In May 2014, we announced that we intend to initiate a proof of concept study for PRX302 as a treatment for localized prostate cancer. We expect to initiate this study in the second half of 2014.

In 2009, we licensed exclusive rights to PRX302 from UVIC Industry Partnerships Inc., or UVIC, and The Johns Hopkins University, or Johns Hopkins, for the treatment of the symptoms of BPH. In April 2010, we entered into an exclusive license agreement with Kissei Pharmaceuticals Co., Ltd., or Kissei, pursuant to which we granted Kissei the right to develop and commercialize PRX302 in Japan for the treatment of the symptoms of BPH, prostate cancer, prostatitis or other diseases of the prostate.

Corporate Information

Our predecessor, Protox Pharmaceuticals Inc., was incorporated in January 2002. We were formed in May 2003 under the predecessor to the British Columbia Business Corporations Act, or the BCBCA, by the amalgamation of Stratos Biotechnologies Inc., Nucleus BioScience Inc. and Brightwave Ventures Inc. under the name SNB Capital Corp. In July 2004, we acquired all of the shares of Protox Pharmaceuticals Inc. in a plan of arrangement under the BCBCA and changed our name to Protox Therapeutics Inc. In January 2005, we amalgamated under the BCBCA with Protox Pharmaceuticals Inc. In April 2011, we announced the relocation of our core activities from Vancouver, British Columbia to San Diego, California in conjunction with the transition of a new senior management team. In connection with this operational realignment, we changed our name to Sophiris Bio Inc., effective April 2, 2012. On August 16, 2013, we commenced our U.S initial public offering and listing on the NASDAQ pursuant to a Registration Statement on Form S-1 (File No. 333-186724) that was declared effective by the Securities and Exchange Commission on August 16, 2013. On August 23, 2013, we sold 13,000,000 of our common shares to the public at a price of $5.00 per share for an aggregate gross offering price of $65 million. Our common shares are currently traded on the NASDAQ under the ticker symbol “SPHS.”

Our principal executive office is located at 1258 Prospect Street, La Jolla, California 92037. Our telephone number is (858) 777-1760 and our facsimile number is (858) 412-5693. We are domiciled in Vancouver, British Columbia and our registered and records office is at 2900-550 Burrard Street, Vancouver, British Columbia, V6C 0A3. We also maintain a website at www.sophiris.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not part of this prospectus.

Sophiris, the Sophiris logo and other trademarks or service marks of Sophiris appearing in this prospectus are the property of Sophiris. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) December 31, 2018, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.0 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and references herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

 As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●

only two years of audited financial statements needed for our initial registration (in addition to any required unaudited interim financial statements) and correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide shareholders may be different than you might get from other public companies in which you hold shares.

The Securities We May Offer

We may offer our common shares and preferred shares and warrants to purchase any of such securities, up to a total aggregate offering price of $100,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate offering price;

●	rates and times of payment of dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking, if applicable;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the estimated net proceeds to us.

Common Stock. We may issue our common shares from time to time. The holders of common shares are entitled to receive notice of any meeting of our shareholders, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote separately as a class or series, and to attend any such meeting and vote their common shares on all matters submitted to a vote of the shareholders, including the election of directors. Each common share entitles its holder to one vote. Subject to the rights of the holders of preferred shares, the holders of common shares are entitled to receive, on a pro-rata basis, such dividends as our board of directors may declare out of funds legally available for this purpose. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive, on a pro-rata basis, all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of preferred shares. Otherwise, the common shares carry no preemptive, conversion or subscription rights.

Preferred Stock. We may issue our preferred shares from time to time, in one or more series. Our board of directors may authorize the issuance of preferred shares from time to time in one or more series, each series comprising the number of shares, designation, rights, privileges, restrictions and conditions determined by our board of directors. The preferred shares may have voting or conversion rights that could have the effect of restricting dividends on our common shares, diluting the voting power of our common shares, impairing the rights of our common shares in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our common shares. The holders of preferred shares are entitled to receive notice of any meeting of our shareholders and to attend and vote, except as otherwise provided in the rights and restrictions attached to the shares by the board of directors.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred shares of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred shares we are offering before the issuance of the related series of preferred shares. We urge you to read the prospectus supplements (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred shares.

Warrants. We may issue warrants for the purchase of common shares and/or preferred shares in one or more series. We may issue warrants independently or together with common shares and/or preferred shares, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

All dollar amounts in this prospectus expressed on as as-converted basis are calculated using conversion rates as of August 31, 2014 unless otherwise noted.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2013, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters such as the development of new products, technology enhancements, possible collaborations and other statements that are not historical. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

FINANCIAL RATIOS

The following table sets forth our ratio of earnings to combined fixed charges and preference securities dividends for each of the periods indicated. The following table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus is part and historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

	For the years ended December 31,				For the six months ended
	2010	2011	2012	2013	June 30, 2014
Ratio of combined fixed charges and preference dividends to earnings (1,2)	—	—	—	—	—

(1)

Fixed charges consist of interest expense on debt outstanding, amortization of debt discount and deferred financing costs and an estimate of the interest portion of rental expense. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding as of the date of this prospectus.

(2)

Earnings were insufficient to cover fixed charges by $4.4 million, $14.2 million, $21.2 million and $11.1 million for the years ended December 31, 2010, 2011, 2013 and 2014, respectively and $17.2 million for the six months ended June 30, 2014.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds primarily in a money market mutual fund with a large financial institution.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of unlimited common shares, with no par value, and unlimited preferred shares, with no par value. The following is a summary of the rights of our common and preferred shares and some of the provisions of our notice of articles and articles. This summary is not complete. For more detailed information, please see our notice of articles and articles, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the BCBCA.

As of September 30, 2014, 16,844,736 common shares were outstanding and no preferred shares were outstanding.

Common Shares

The holders of common shares are entitled to receive notice of any meeting of our shareholders, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote separately as a class or series, and to attend any such meeting and vote their common shares on all matters submitted to a vote of the shareholders, including the election of directors. Each common share entitles its holder to one vote. Our notice of articles and articles do not provide for cumulative voting rights. Because of this, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election. Shareholder resolutions are generally required to be approved by a majority of votes cast by shareholders, who vote in person or by proxy, in respect of the resolution. However, the BCBCA and our articles require that certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated corporations), continuances, liquidations, dissolutions, arrangements, and sales, leases or exchanges of all, or substantially all, of the assets of the corporation other than in the ordinary course of business, are required to be approved by a “special resolution”, where a special majority of two-thirds of the votes cast by shareholders, who vote in person or by proxy, in respect of the resolution. Subject to the rights of the holders of preferred shares, the holders of common shares are entitled to receive, on a pro-rata basis, such dividends as our board of directors may declare out of funds legally available for this purpose. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive, on a pro-rata basis, all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of preferred shares. Otherwise, the common shares carry no preemptive, conversion or subscription rights. All of our outstanding common shares are, and the common shares to be issued in this offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Shares

Our board of directors may authorize the issuance of preferred shares from time to time in one or more series, each series comprising the number of shares, designation, rights, privileges, restrictions and conditions determined by our board of directors. The preferred shares may have voting or conversion rights that could have the effect of restricting dividends on our common shares, diluting the voting power of our common shares, impairing the rights of our common shares in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our common shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control and may adversely affect the market price of our common shares and may preclude shareholders from realizing a potential premium over the market value of their shares. The holders of preferred shares are entitled to receive notice of any meeting of our shareholders and to attend and vote, except as otherwise provided in the rights and restrictions attached to the shares by the board of directors. As at the date hereof, there were no preferred shares issued and outstanding.

Warrants

As of September 30, 2014, there were 1,001,064 common share purchase warrants outstanding, which expire between March 2015 and June 30, 2021. Each of these warrants entitles the holder to purchase one common share at prices ranging between $2.19 and $31.09, as converted, per common share. Each of these warrants has a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common shares at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations and reclassifications and consolidations. Certain of these warrants may be subject to an acceleration of their expiration dates if certain conditions are met.

Registration Rights

Warburg Pincus is entitled to rights with respect to the registration of certain of its securities under the Securities Act. These registration rights are contained in the registration rights agreement, dated as of November 19, 2010, between us and Warburg Pincus, or the Registration Rights Agreement, and are described in additional detail below. In an underwritten offering, the underwriters have the right, subject to specified conditions, to limit the number of registrable securities (as such term is defined in the Registration Rights Agreement) to be included under a registration statement.

Demand Registration Rights

Warburg Pincus has the right to demand from us the registration of its registrable securities on (i) Form S-1, Form F-1, Form S-3, or Form F-3 in the United States, provided that we qualify to use such Form S-3 or Form F-3, or (ii) pursuant to a long or short form prospectus in Canada, provided that we qualify to use such short form, in each case so long as the aggregate value of the securities entitled to be included under such registration statement is at least $5.0 million with respect to registration in the United States and CND$5.0 million, with respect to registration in Canada, subject to specified limitations.

“Piggyback” Registration Rights

Subject to specified exceptions, if we propose to register any securities for our own or others’ account, Warburg Pincus has the right to register its shares under the proposed registration statement. We expect that we will obtain from Warburg Pincus a waiver of any and all rights to have its registrable securities included in this offering.

Expenses of Registration; Indemnification

Generally, we are required to bear all registration and selling expenses incurred in connection with each of the registrations described above, other than underwriting discounts, commissions and transfer taxes. The Registration Rights Agreement contains customary indemnification provisions.

Current Reports

We have agreed, under the Registration Rights Agreement, to file the reports required under the Securities Act and applicable Canadian securities legislation to enable the holders of registrable securities to sell such securities pursuant to Rules 144, 144A, Regulation S or applicable Canadian securities legislation.

Amendment to our Articles

Provisions in the BCBCA and in our articles require approval of our board of directors and the holders of a special majority of our outstanding share capital to amend our articles and our notice of articles, being two-thirds of the votes cast in person or by proxy at a shareholders meeting.

Ownership and Exchange Controls

There is currently no law, governmental decree or regulation in Canada that restricts the export or import of capital, or which would affect the remittance of dividends, interest or other payments by us to non-resident holders of our common shares, other than withholding tax requirements, as discussed below under “Certain Canadian Federal Income Tax Information.”

There is currently no limitation imposed by Canadian law or our notice of articles or articles on the right of non-residents to hold or vote our common shares, other than those imposed by the Investment Canada Act and the Competition Act (Canada). These acts will generally not apply except where a control of an existing Canadian business or company, which has Canadian assets or revenues over a certain threshold, is acquired and will not apply to trading generally of securities listed on a stock exchange.

Listing on the NASDAQ Global Market

Our common shares are listed on the NASDAQ Global Market under the symbol “SPHS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares in the United States and Canada is Computershare Investor Services Inc., with a mailing address at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9. The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

●	the title of such securities;

●	the offering price or prices and aggregate number of warrants offered;

●	the currency or currencies for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	if applicable, the minimum or maximum amount of such warrants which my be exercised at any one time;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	the terms of any rights to force the exercise of the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

MATERIAL DIFFERENCES BETWEEN THE BCBCA AND THE DGCL

Our corporate affairs are governed by our articles of association and the provisions of applicable laws of British Columbia, including the British Columbia Business Corporations Act, or the BCBCA. The BCBCA differs from the various state laws applicable to U.S. corporations and their shareholders. The following table provides a summary of the material differences between the provisions of the BCBCA and the Delaware General Corporation Law, or the DGCL.

Authorized Share Capital

As permitted by the BCBCA and our articles, our authorized share capital consists of (i) an unlimited number of common shares without par value, with special rights and restrictions attached and (ii) an unlimited number of preferred shares without par value, with special rights and restrictions attached.

Under our articles, the directors have the authority to issue preferred shares in one or more series, with such designations and special rights and restrictions as the directors may determine.

Under the DGCL, a corporation’s certificate of incorporation must specify the number of shares of each class of stock and their par value, or include a statement that such shares are without par value. The certificate of incorporation must also set forth the designations, powers, preferences, rights, qualifications, limitations and restrictions of each class of shares, if any. Under the DGCL, a corporation’s certificate of incorporation give the board of directors the authority to issue preferred stock in one or more series, with such designations and special rights and restrictions as determined by the board of directors.

Dividends

Under the BCBCA and our articles, dividends may be declared at the discretion of the board of directors. Any dividends declared shall be subject to the rights, if any, of shareholders holding shares with special rights as to dividends. Our directors may declare dividends unless there are reasonable grounds for believing that Sophiris is insolvent or the payment of such dividends would render Sophiris insolvent.

The DGCL generally provides that, subject to certain restrictions, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of the corporation’s surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further, the holders of preferred or special stock of any class or series may be entitled to receive dividends at such rates, on such conditions and at such times as stated in the certificate of incorporation.

Shareholder Action by Written Consent

Under the BCBCA and our articles, shareholder action without a meeting may be taken by written resolution signed by all of the shareholders who would be entitled to vote on the relevant issue at a general meeting.

Under the DGCL, any action required or permitted to be taken at a stockholder meeting may be taken without a meeting if consents in writing are signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise provided in the certificate of incorporation. Typically, U.S. public company certificates of incorporation prohibit actions by written consent of the stockholders.

Election of Directors

Neither our articles nor the BCBCA provide for cumulative voting.	Under the DGCL, stockholders are not entitled to cumulative voting in the election of directors unless provided for in the corporation’s certificate of incorporation.

Removal of Directors

As permitted under the BCBCA, our articles provide that a director may be removed before the expiration of their term by a special resolution of shareholders. Our articles also provide that the directors may remove any director before the expiration of their term if the director is convicted of an indictable offence or if the director ceases to be qualified to act as a director.

Under the DGCL any director may be removed, with or without cause, by the affirmative vote of a majority of the shares then entitled to vote at an election of directors, unless the board is classified, cumulative voting is permitted by the certificate of incorporation or the certificate of incorporation provides otherwise.

Required Vote for Certain Transactions

Under the BCBCA, certain extraordinary corporate actions, such as continuances, certain amalgamations, sales, leases or other dispositions of all, or substantially all of, the property of a corporation (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by special resolution of shareholders.

Under the DGCL, certain mergers, consolidation, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of a corporation or dissolution of the corporation requires the approval of a majority of the outstanding voting stock of the corporation entitled to vote thereon.

Amendment of Organizing Documents

As permitted by the BCBCA, under our articles, any amendment to the notice of articles or articles generally requires approval by an ordinary or special resolution of the shareholders. In the event that an amendment to the articles would prejudice or interfere with a right or special right attached to issued shares of a class or series of shares, such amendment must be approved separately by the holders of the class or series of shares being affected.

The DGCL provides that a corporation may amend its certificate of incorporation if its board of directors has adopted such amendment, followed by the affirmative vote of a majority of the outstanding voting stock and a majority of the outstanding shares of each class entitled to vote on the amendment as a class. In the event the amendment would alter the aggregate number of authorized shares of a class of stock, their par value, or the powers, preferences or special rights of the shares of a class so as to affect them adversely, the holders of the outstanding shares of the class are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation.

Quorum of Shareholders

As permitted under the BCBCA, our articles provide that a quorum for general meetings of shareholders is two persons present and being, or representing by proxy, shareholders holding in the aggregate not less than 5% of the issued shares entitled to be voted at the meeting.

Under the DGCL, unless otherwise provided in the certificate of incorporation, with respect to any matter, a quorum for a meeting of stockholders requires the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.

Shareholder Access to Corporate Records

Under the BCBCA, specified books and records of the corporation must be available for inspection by any of our shareholders at the registered and records office.

Under the DGCL, a stockholder of record has the right to inspect the books and records of the corporation, provided that such inspection is for a proper purpose which is reasonably related to such stockholder’s interest as a stockholder.

Annual Meetings of Shareholders

Our articles provide that an annual general meeting must be held at least once in each calendar year, and not more than 15 months after the last annual reference date, at such time and place as may be determined by the directors. An annual meeting of shareholders may be held at a location outside British Columbia if the location for the meeting is approved by a directors’ resolution. Sophiris must provide notice of the annual general meeting to each shareholder entitled to attend the meeting, to each director and to the auditor of the company at least 21 days before the meeting date.

Under the DGCL, a corporation must hold an annual meeting of stockholders in a place designated by the certificate of incorporation or bylaws, whether inside or outside of Delaware, or, if not so designated, as determined by the board of directors and on a date and at a time designated in the bylaws, except as otherwise provided by law. Written notice of every meeting of stockholders must be given to each stockholder of record not less than 10 nor more than 60 days before the date of the meeting.

Special Meetings of Shareholders

Under our articles, the directors have the power at any time to call a meeting of the shareholders. Under the BCBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a general meeting may requisition the directors to call a meeting of shareholders.

Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws. Typically public company certificates of incorporation do not authorize shareholders to call special meetings.

Anti-takeover Provisions and Interested Shareholder Transactions

As permitted by the BCBCA, our articles provide that our board of directors may fix the number of preferred shares in, and determine the designation of the shares of, each series and create, define and attach rights and restrictions to the preferred shares without shareholder approval. Neither the BCBCA nor our articles restrict us from adopting a shareholder rights plan. The BCBCA does not restrict related party transactions. However, in Canada takeovers and other related party transactions are addressed in provincial securities legislation and policies which may apply to us.

Under the DGCL, a certificate of incorporation may provide the board of directors with the ability to designate the terms of and issue a new class or series of preferred stock, and to issue a stockholder rights plan. Delaware corporations are subject to Delaware’s “business combination” statute. In general, such statute prohibits a corporation from engaging in any business combination transactions with an interested stockholder for a period of three years after the time that the stockholder became an interested stockholder, unless approved by the board of directors beforehand or upon satisfaction of other criteria.

Interested Director Transactions

Under the BCBCA and our articles, a director who has a conflict of interest in any transaction must promptly disclose the nature and extent of the conflict and may not vote on any board resolutions to approve such transaction unless all directors of the corporation are interested, in which case any or all of them may vote. Excluded directors will, however, count for purposes of quorum. A director is liable to account to the corporation for any profit that accrues to the director under or as a result of the interested transaction.

Under the DGCL, a transaction in which a director of the corporation has a conflict of interest is not void or voidable solely because of the director’s conflict, solely because the director is present at or participates in the meeting of the board of directors or committee which authorizes the transaction or solely because any such director’s vote is counted for such purpose, if (a) the material facts of the conflict of interest are known to or disclosed to the board of directors or the committee and the board of directors or committee in good faith authorizes the transaction by a majority of the votes of the disinterested directors, (b) the material facts of the conflict of interest are known or disclosed to the stockholders of the corporation and the transaction is approved in good faith by the stockholders, or (c) the board of directors can demonstrate that the transaction is fair as to the corporation as of the time it is approved by the board of directors, committee or stockholders.

Directors’ and Officers’ Liability and Indemnification

Our articles provide that Sophiris must indemnify a director, former director or alternative director of Sophiris and his or her heirs and legal personal representatives, as set out in the BCBCA, against all eligible penalties to which such person is or may be liable, and Sophiris must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with Sophiris on the terms of the indemnity contained in our articles. In addition, Sophiris may indemnify any other person in accordance with the BCBCA.

Under the DGCL, a corporation has the power to indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, in each case by reason of the fact that the person is or was a director, office, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and subject to certain other limitations.

Oppression Remedy

The BCBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to any shareholder, which includes a beneficial shareholder or any other person who, in the court’s discretion, is a proper person to make such an application. The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other applicants.

The DGCL does not expressly provide for a similar remedy.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Subject to applicable law, only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

A global security may be terminated in certain situations as described under “—Special Situations When A Global Security Will Be Terminated,” or we may issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Subject to applicable law, our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

In general, a global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will be an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated or applicable laws require otherwise. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

If securities are issued only as global securities, an investor should be aware of the following:

●

unless applicable laws provide otherwise, an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

●

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

●

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at negotiated prices; or

●	a combination of these pricing methods.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●

on or through the facilities of the Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the Nasdaq Global Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

We are being represented by Cooley LLP, San Diego, California. The validity of the securities being offered by this prospectus and legal matters relating to Canadian laws will be passed upon for us by Fasken Martineau DuMarlin LLP, Vancouver, British Columbia.

EXPERTS

The consolidated financial statements as of December 31, 2013 and December 31, 2012 and for each of the two years in the period ended December 31, 2013, and cumulatively, for the period January 1, 2012 to December 31, 2013 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so included in reliance on the report of PricewaterhouseCoopers LLP (U.S.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated statements of operations and comprehensive loss and of cash flows for the year ended December 31, 2011 and the related consolidated statement of shareholders’ equity (deficit) for the years ended December 31, 2002 through December 31, 2011, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so included in reliance on the report of PricewaterhouseCoopers LLP (Canada), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Sophiris. The address of the SEC website is www.sec.gov.

We maintain a website at www.sophirisbio.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-36054. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the year ended December 31, 2013 (other than information furnished rather than filed), filed with the SEC on March 14, 2014;

●

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 (other than information furnished rather than filed), filed with the SEC on May 13, 2014 and August 7, 2014, respectively;

●

our Current Reports on Form 8-K, filed with the SEC on January 31, 2014, February 6, 2014, February 18, 2014, March 25, 2014, March 27, 2014, May 19, 2014, June 2, 2014, July 7, 2014 and September 15, 2014 (other than portions of those documents not deemed to be filed);

●	the portions of our Definitive Proxy Statement on Schedule 14A filed on April 7, 2014 that are deemed “filed” with the SEC; and

●

the description of our common shares in our Registration Statement on Form 8-A (File No. 333-186724) filed on August 9, 2013, including any amendment or reports filed for the purpose of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 1258 Prospect Street, La Jolla, California 92037 or telephoning us at (858) 777-1760.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.